Exhibit 1.1





                 LANDESKREDITBANK BADEN-WURTTEMBERG - FORDERBANK



                                       AND



                                        o

                                       AND



                                        o



                             o o% Global Notes due o











                             SUBSCRIPTION AGREEMENT

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                                        o


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SUBSCRIPTION AGREEMENT dated o

among

     (1) LANDESKREDITBANK BADEN-WURTTEMBERG - FORDERBANK, a public law institution (rechtsfahige Anstalt des offentlichen Rechts) under the laws of the State of Baden-Wurttemberg (the "Issuer"), and

     (2)  o (the "Lead Manager[s]")

     (3) o (each a "Manager" and together with the Lead Manager, the "Managers")].

The parties hereby record the arrangements between them in respect of an issue of o o% Global Notes due o of the Issuer (the "Notes").

[In case of an issue of Notes with more than one Lead Manager insert: References herein to "the Lead Manager" shall mean o in relation to all functions, duties and obligations to be carried out by such Lead Manager as set out herein.]



1.       AGREEMENT TO ISSUE; THE NOTES; THE AGREEMENTS

(1) The Issuer agrees to issue the Notes on o or on such later date not being later than o as the Issuer and the Manager[s] may agree (the "Closing Date").

(2) The terms and conditions applicable to the Notes are set forth in the Terms and Conditions of the Notes (the "Conditions") attached hereto as Schedule 1.

(3) The Notes will be issued in the denomination of [insert Designated Currency] o each and will be represented by

         [in case of Notes represented by (i) a permanent global note deposited with or on behalf of the relevant Euro Clearing System (as defined below) and (ii) one or more permanent global note(s) deposited with or on behalf of DTC (as defined below) (the "Dual Note Structure Notes") insert: two or more permanent global certificates without interest coupons. One of the permanent global certificates (the "Euro Global Certificate") will be kept in custody by [Clearstream Banking AG, Frankfurt am Main ("CBF")] [a common depositary for Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, societe anonyme, Luxembourg ("CBL")] (the "Euro Clearing System") until all obligations of the Issuer under the Notes have been satisfied. The Euro Global Certificate is issued in bearer form and represents the Notes kept in custody for financial institutions that are accountholders of the Euro Clearing System, including such Notes which are held through [CBF] [,] [or] [Euroclear] [or] [CBL], and further including such Notes which are held through any other clearing system which maintains an account with the Euro Clearing System. The other permanent global certificate(s) (the "DTC Global Certificate" and, together with the Euro Global Certificate, the "Global Certificates") will be kept in custody by Deutsche Bank Trust Company Americas ("DBTCA"), or any successor, as custodian for The Depository Trust Company, New York ("DTC") until all obligations of the Issuer under the Notes have been satisfied. The DTC Global Certificate will be issued in registered form in the name of Cede & Co., as nominee of DTC, and represents the Notes kept in custody for financial institutions that are participants in DTC. Together, the Notes represented by the Euro Global Certificate and the DTC Global Certificate, respectively, will equal the aggregate principal amount of the


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         Notes outstanding at any time. The amount of Notes represented by each of the Euro Global Certificate and the DTC Global Certificate is evidenced by the register (the "Register") maintained for that purpose by the Registrar (subsection (4)). The Euro Global Certificate and the DTC Global Certificate will be substantially in the form set out in
         Schedule 2A and 2B, respectively.]

         [in case of Notes represented by one or more permanent global notes deposited with or on behalf of DTC (as defined below) (the "Single Note Structure Notes") insert: one or more permanent global certificates without interest coupons (the "Global Certificates"). The Global Certificates will be kept in custody by Deutsche Bank Trust Company Americas ("DBTCA"), or any successor, as custodian for The Depository Trust Company, New York ("DTC"). The Global Certificates will be in registered form in the name of Cede & Co., as nominee of DTC recorded in a register kept by DTC. The Global Certificates will be substantially in the form set out in Schedule 2.]

         The right to demand the printing and delivery of definitive Notes and interest coupons shall be excluded.

(4) Concurrently with the signing of this Agreement, the Issuer entered into a supplemental agency agreement (the "Supplemental Agency Agreement") with [Deutsche Bank Aktiengesellschaft as registrar (the "Registrar") and principal paying agent for the Issuer and DBTCA, as U.S.-Paying Agent (the principal paying agent and the U.S.-paying agent together the "Paying Agents" and each a "Paying Agent")) [DBTCA as principal paying agent for the Issuer (the "Paying Agent")]. The Supplemental Agency Agreement supplements the agency agreement executed by the Issuer, Deutsche Bank Aktiengesellschaft and DBTCA dated March o, 2005.


         This Agreement and the Supplemental Agency Agreement are together referred to herein as the "Agreements".

2.       PURCHASE

[In case of U.S. dollar denominated notes insert: Each of the Managers agrees to purchase the Notes severally and not jointly on the Closing Date in such principal amounts as set forth in Schedule 3 at the issue price of o% of the principal amount of the Notes (the "Issue Price").] [in case of non U.S. dollar denominated Notes insert: The Managers agree to purchase the aggregate principal amount of Notes on the Closing Date at the issue price of o% of the principal amount of the Notes (the "Issue Price"). The obligation of the Managers to purchase the Notes shall be joint and several.]

3.       DISCLOSURE

         (1) The Issuer confirms that:

                  (i) it has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (number o), including a prospectus dated o, and relating to certain of its debt securities (including the Notes) and the offering thereof from time to time on a delayed or continuous basis pursuant to Release Nos. 33-6240 and 33-6424 under the Securities Act;

                  (ii) such registration statement has been declared effective by the Commission; and


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                  (iii)    a prospectus supplement dated o reflecting the terms
                           of the Notes, the terms of the offering thereof and the other matters set forth therein has been filed pursuant to Rule 424 under the Securities Act. Such prospectus supplement, in the form dated o and filed on o pursuant to Rule 424 under the Securities Act, is herein referred to as the "Prospectus
                           Supplement". Such registration statement, as amended at the date hereof, including the exhibits thereto, is herein referred to as the "Registration Statement", and the prospectus dated o included therein relating to offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein referred to as the "Prospectus", except that, if such prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424 under the Securities Act, the term "Prospectus" shall refer to the prospectus as so amended or supplemented by the Prospectus Supplement.

         (2) The Registration Statement and the Prospectus are together referred to as the "Disclosure Documents".

         (3) The Issuer hereby authorizes the Managers to distribute copies of the Disclosure Documents in connection with the offering and sale of the Notes.

         (4) The Issuer and each of the Managers agree that they will comply with the requirements of the Securities Act in connection with the offering of the Notes and the distribution of the Prospectus within the United States of America (the "United States").

4.       STABILIZATION

(1) In connection with this offering of Notes, the Lead Manager or its affiliates may purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Lead Manager or its affiliates of a greater number of the Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

         These activities by the Lead Manager or its affiliates may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Lead Manager or its affiliates at any time. These transactions may be effected in the over-the-counter market or otherwise.

         However, the Issuer shall not in any event be obliged to issue more than o in principal amount of the Notes.

         The Lead Manager may also impose a penalty bid. This occurs when a particular Manager repays to the Lead Manager a portion of the underwriting discount received by it because the Lead Manager or its affiliates have repurchased Notes sold by or for the account of such Manager in stabilizing or short covering transactions.


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(2)      As between the Issuer and the Lead Manager, any loss resulting from stabilization shall be borne, and any profit arising therefrom shall be retained, by the Lead Manager.

5.       DISTRIBUTION IN THE UNITED STATES

The Managers have agreed for the benefit of the Issuer in the invitation fax with respect to the offering of the Notes to comply with certain limits on the amount of Notes that may be sold in the United States (o% of the aggregate principal amount) (the "US Sales Amount"). Each Manager agrees to notify in writing Shearman & Sterling LLP, as counsel to the Managers, of the U.S. Sales Amount applicable to it seven calendar days after the Closing Date. The Managers agree to cause Shearman & Sterling LLP to promptly thereafter report the aggregate U.S. Sales Amounts applicable to the Managers to the Issuer. For purposes of the foregoing, the U.S. Sales Amount applicable to a Manager shall mean the total aggregate principal amount of Notes initially sold in the United States by such Manager as part of its initial allotment.

[In case of Dual Note Structure Notes insert:

In addition, the Lead Manager on behalf of the Managers agrees to notify in writing the Issuer on or before the Closing Date of the relevant details as to the number of Notes to be represented by the Euro Global Certificate and the number of Notes to be represented by the DTC Global Certificate.]

6.       SELLING RESTRICTIONS REPRESENTATIONS BY THE MANAGERS

(1) Each Manager agrees with the Issuer to be bound by the terms and provisions set out in Schedule [4].

(2) Each Manager agrees with the Issuer that, in connection with the issue, offering and distribution of the Notes:

         (a) in the United States, it will comply with the requirements of the Securities Act;

         (b) outside the United States:

             (i) it will not make, and warrants that it has not made, any representation regarding the Issuer or the Notes other than
                  (x) as contained in any of the Agreements and the Disclosure Documents, or which is fairly derived and is consistent with, those contained in any of the Agreements and the Disclosure Documents, or (y) as is approved or provided by the Issuer for the purpose of the issue, offering and distribution of the Notes; and

             (ii) it will not provide, and warrants that it has not provided, any information regarding the Issuer or the Notes other than
                  (x) that which is contained in or is fairly derived from and is consistent with, any of the Agreements and the Disclosure Documents, or (y) information already in the public domain.

(3) Each Manager agrees to indemnify the Issuer and each other Manager and their respective directors (or persons performing similar functions), officers and employees, and any affiliate of the Issuer or such Manager, against any loss, liability, cost, expense, claim or action (including all reasonable costs, charges or expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them arising out of, in relation to or in connection with, any failure by it to observe the terms and provisions set out in Schedule [4] and in subsection (2) hereof.


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(4)      The obligations of the Managers under Section 6(1)-(3) and Schedule [4]
         are several.

(5) Each of the Managers warrants to the Issuer that it did not and will not offer or sell the Notes and did not and will not procure any of its subsidiaries or affiliated companies to offer or sell any Notes at a price other than the fixed re-offer price of o% of the principal amount of the Notes until notified by the Lead Manager that the issue was free to trade.

(6) [In case all Managers have granted power of attorney in a master agreement among underwriters to the Lead Manager insert: All Managers have granted power of attorney to the Lead Manager by signing the Lead Manager's master agreement among underwriters. The Lead Manager agrees to provide][In case not all Managers have granted power of attorney to the Lead Manager by signing the Lead Manager's master agreement among underwriters insert: All Managers except [ ] have granted power of attorney to the Lead Manager by signing the Lead Manager's master agreement among underwriters. The Lead Manager agrees to provide the Issuer with copies of the powers of attorney of [ ] and] the name, title and specimen signature of the authorized signatories of the Lead Manager in respect of the Subscription Agreement.

7.       REPRESENTATIONS AND WARRANTIES

(1) The Issuer represents and warrants to the Managers as of the date hereof and as of the Closing Date as follows:

         (a) the Issuer is a public law institution (rechtsfahige Anstalt des offentlichen Rechts) under the laws of the State of Baden-Wurttemberg;

         (b) all the capital of the Issuer is held by the State of Baden-Wurttemberg;

         (c) the financial statements of the Issuer that are contained in the Disclosure Documents were prepared in accordance with the requirements of law and with accounting principles generally accepted in the Federal Republic of Germany ("Germany") for institutions like the Issuer (including the Regulation on the Accounting Principles applied to Credit Institutions and Financial Services Institutions (Verordnung uber die Rechnungslegung der Kreditinstitute und Finanzdienstleistungsinstitute)), consistently applied and they give a true and fair view of the financial condition of the Issuer as at the dates, and the results of operations of the Issuer for the periods, in respect of which they have been prepared and since the date of the last audited financial statements of the Issuer referred to in the Disclosure Documents there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or other) of the Issuer, except as disclosed in the Prospectus;

         (d) (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Issuer, threatened by the Commission, (ii) the Disclosure Documents comply, and, as of the date of an amendment or supplement, if applicable, will comply, in all material respects with the Securities Act, (iii) the Registration Statement, when it became effective, did not contain and, as of the date of an amendment or supplement, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iv) the Prospectus does not contain and, as of the date of an amendment or supplement, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Manager furnished to the Issuer by such Manager expressly for use therein;

         (e) the issue of the Notes and the execution and delivery of the Agreements have been duly authorized by the Issuer and constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their respective


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                  terms, subject, in each case, to the laws affecting the
                  rights of creditors generally, in particular laws of insolvency(1);

         (f) the Notes, upon due execution, issue and delivery in accordance with the Supplemental Agency Agreement, will constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms, subject to the laws affecting the rights of creditors generally, in particular laws of insolvency(1);

         (g) the execution and delivery of the Agreements, the issue, offering and distribution of the Notes and the performance of the terms of any of the foregoing will not violate any law or regulation and will not result in any violation of the terms of any instrument or agreement to which the Issuer is a party or by which the Issuer or its property is bound;

         (h) other than set forth in the Prospectus, the Issuer is not engaged (whether as defendant or otherwise) in, nor has the Issuer knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings the result of which might relate to claims or amounts which might be material in the context of the issue and offering of the Notes or which might have or have had a material adverse effect on the financial position or operations of the Issuer and its subsidiaries taken as a whole;

         (i) all licenses, consents, approvals, authorizations, orders and clearances of all regulatory authorities or other governmental and administrative agencies or bodies required by the Issuer for or in connection with the issue and offering of the Notes, the execution and issue of, and compliance by the Issuer with the terms of the Notes, and the execution and delivery of, and compliance with the terms of, the Agreements have been obtained and are in full force and effect;

         (j) the Issuer has, during the twelve calendar months preceding the commencement of the offer of the Notes, offered debt securities to the public in Germany for an extended period (as such term is used in the German Securities Selling Prospectus Act - Wertpapier-Verkaufsprospektgesetz);

         (k) the persons named in the list referred to in paragraph 3 of Schedule [5] hereto are authorized to represent the Issuer and to take any action on behalf of it with binding effect;

         (l) no registration of the Issuer as an "investment company" under the U.S. Investment Company Act 1940 is required for the issuance and sale by the Issuer of the Notes in the manner contemplated by the Disclosure Documents and the Agreements;

         (m) neither the Issuer nor any of its affiliates, nor any person acting on its or their behalf have taken or will take, directly or indirectly, any action prohibited by Rule 102 of Regulation M under the Securities Exchange Act 1934, as amended (the "Exchange Act"), in connection with the issue of the Notes;

----------
(1) Pursuant to ss. 12 Insolvenzordnung (Insolvency Act) and ss. 45 Baden-Wurttembergisches Ausfuhrungsgesetz zum Gerichtsverfassungsgesetz (Implementing Law of the State of Baden-Wurttemberg relating to the Federal Judicature Act), insolvency proceedings may not be instituted against L-Bank.


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         (n)      the Issuer has not engaged, and will not engage, in any
                  jurisdiction in any activity with respect to the issue and offering of the Notes that is not permitted by the laws of such jurisdiction;

         (o) [in case of unsubordinated Notes insert: the Notes will be unsecured and unsubordinated obligations of the Issuer and will rank pari passu among themselves and (save for certain debts required to be preferred by law) at least equally with all other unsecured and unsubordinated obligations of the Issuer, from time to time outstanding] [in case of subordinated Notes insert: the Notes will constitute unsecured and subordinated obligations of the Issuer and will rank pari passu among themselves and at least equally in priority of payment and in all other respects without any preference with all other unsecured and subordinated obligations of the Issuer, all except as otherwise determined by mandatory rules of law]; and

         (p) the Issuer has been informed of the existence of the FSA stabilizing guidance contained in section MAR 2 Annex 2G of the FSA Handbook.

(2) The Issuer agrees to indemnify each Manager and its directors, officers and employees, and any affiliate of such Manager, against any loss, liability, cost, expense, claim or action (including all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing), which such Manager or such aforementioned persons may incur or which may be made against it arising out of, in relation to or in connection with, any inaccuracy or alleged inaccuracy of any of the representations and warranties contained in subsection
         (1) or in connection with any untrue statement or alleged untrue statement contained in any Disclosure Document or any omission or alleged omission to state therein a material fact to make the statements therein not misleading, except insofar as such losses, liabilities, costs, expenses, claims or actions are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Manager furnished to the Issuer in writing by such Manager expressly for use therein.

8.       AGREEMENTS OF THE ISSUER

The Issuer agrees as follows:

(1) if not filed as of the date hereof, to file the Prospectus Supplement with the Commission within the time periods specified by Rule 424 under the Securities Act;

(2) to deliver, at the expense of the Issuer, to the Lead Manager and to U.S. counsel for the Managers, a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits, and, during the period mentioned in paragraph
         (5) below, to each Manager as many copies of the Prospectus (including all amendments and supplements thereto) as the Lead Manager may reasonably request;

(3) before filing any amendment or supplement to the Registration Statement or the Prospectus applicable to the Notes, whether before or after the time the Registration Statement becomes effective, to furnish to the Lead Manager on behalf of the Managers a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Lead Manager on behalf of the Managers promptly and reasonably objects;


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(4)      to advise the Lead Manager on behalf of the Managers promptly, and to confirm such advice in writing (i) as to when any amendment to the Registration Statement applicable to the Notes shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus for any additional information, in each case applicable to the Notes, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

(5) if, during such period of time within six months after the first date of the public offering of the Notes, as in the view of U.S. counsel for the Managers which U.S. counsel to the Managers will communicate to the Issuer, a prospectus is required by law to be delivered in connection with sales by any Manager or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to notify the Lead Manager on behalf of the Managers and upon request of the Lead Manager on behalf of the Managers to prepare and furnish, at their own expense, to the Managers and to the dealers (whose names and addresses the Lead Manager will furnish to the Issuer) to which Notes may have been sold by any Manager and to any other dealers, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law; and in case any Manager is required to deliver the Prospectus in connection with sales of any Notes at any time six months or more after the date of the Prospectus, upon request of the relevant Manager, but at the expense of such Manager, to prepare and furnish to such Manager an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(6) to make generally available to holders of the Notes and to the Lead Manager on behalf of the Managers as soon as practicable an earnings statement or statements of the Issuer (in the English language) covering a period of at least twelve months beginning with the first fiscal year of the Issuer occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

(7) to endeavor to qualify the Notes for offer and sale under the securities or blue sky laws of such jurisdictions as the Lead Manager on behalf of the Managers shall reasonably request and to continue such qualification so long as reasonably necessary for the distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Managers) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Lead Manager on behalf of the Managers may designate; provided that the Issuer shall not be required to register or qualify as a foreign corporation or a dealer in securities or to subject itself to taxation or to file a general consent to service of process in any jurisdiction; and


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(8)      to forthwith notify the Lead Manager, on behalf of the Managers, if, at any time prior to payment of the net subscription amount (as set out in Section 10) to the Issuer, anything occurs which renders or may render untrue or incorrect in any respect any of the representations and warranties given by it.

9.       CLOSING CONDITIONS

(1) The Managers shall be obliged to pay for, and take delivery of the Notes only (A) if: (i) as of the Closing Date, the representations, warranties and agreements of the Issuer herein contained are true and correct and have been duly complied with (to the extent that such compliance is due on or before the Closing Date), (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and (B) subject to:

         (a) receipt by the Lead Manager, on behalf of the Managers, on the Closing Date of a certificate of the Issuer dated the Closing Date and signed on behalf of the Issuer certifying that as of the Closing Date, the representations and warranties contained in Section 7 are true and correct as if made on the Closing Date and that the Issuer has complied with all agreements herein contained (to the extent that such compliance is due on or before the Closing Date);

         (b) receipt by the Lead Manager, on behalf of the Managers, on the Closing Date of legal opinions dated the Closing Date, in the form agreed with the Lead Manager on behalf of the Managers, from:

                (i) the Legal Department of the Issuer as to the laws of Germany; and

                (ii) Shearman & Sterling LLP, legal advisers to the Managers in the United States and in Germany;

         (c) receipt by the Lead Manager, on behalf of the Managers, on the Closing Date of a letter dated the Closing Date of Shearman & Sterling LLP to the effect that such counsel has participated in the preparation of the Registration Statement and the Prospectus and that no fact has come to the attention of such counsel which gave them reason to believe (i) that the Registration Statement and the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus, as of the date of such amendment and supplement, if applicable (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no belief), as of its date and as of the date of such letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (d) receipt [insert in case of Single Note Structure Notes: by the principal paying agent for Single Note Structure Notes four days prior to the Closing Date of the Global Certificates duly executed on behalf of the Issuer for authentication and delivery on the Closing Date of the Global Certificates to DBTCA, as custodian for DTC] [insert in case of Dual Note Structure Notes:

                (i) by the principal paying agent for Dual Note Structure Notes four days prior to the Closing Date of the Euro Global Certificate duly executed on behalf of the Issuer for authentication and delivery of the Euro Global Certificate [to CBF] [to Deutsche Bank Aktiengesellschaft in its capacity as common depositary for Euroclear and CBL] and (ii) by the U.S.-paying agent for Dual Note Structure Notes four days prior to the Closing Date of the DTC Global Certificate duly executed on behalf of the Issuer for authentication and delivery on the Closing Date of the DTC Global Certificate to DBTCA, as custodian for DTC], against payment of the net subscription price for the Notes pursuant to Section 10;

         (e) receipt by the Lead Manager, on behalf of the Managers, not later than one business day in Frankfurt before the Closing Date of the documents listed in Schedule [5];

         (f) receipt by the Lead Manager, on behalf of the Managers, on the date of this Agreement and the Closing Date of letters, in the form agreed with the Lead Manager on behalf of the Managers, dated the date of this Agreement and the Closing Date, respectively, from PwC Deutsche Revision Aktiengesellschaft Wirtschaftsprufungsgesellschaft, auditors of the Issuer; and

         (g) receipt by the Lead Manager, on behalf of the Managers, of a copy of the Supplemental Agency Agreement as executed, delivered and exchanged by the respective parties thereto.

(2) The Lead Manager on behalf of the Managers may, at its discretion and upon terms as it deems appropriate, waive compliance with the whole or any part of subsection (1).

10.      DELIVERY AND PAYMENT

Not later than 10:00 a.m. ([New York] time) on the Closing Date, the Lead Manager on behalf and for the account of the Managers shall pay, or cause payment of, the net subscription amount of o (being the Issue Price pursuant to Section 2, less the commissions pursuant to Section 12(1) [and the expenses lump sum specified in Section 12(2)(b)] in immediately available funds to such account as the Issuer may specify to the Lead Manager not later than three days before the Closing Date, such payment to be made against delivery of the Global Certificates representing the Notes duly authenticated on behalf of the relevant Paying Agent.

11.      INDEMNIFICATION

(1) The Issuer agrees to indemnify each Manager and its directors, officers and employees and each person, if any, who controls such Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and any affiliate of such Manager, from and against any and all losses, claims, damages and liabilities arising out of or in connection with the distribution of the Notes in the United States (including without limitation the legal fees and other expenses reasonably incurred in connection with any such suit, action or proceeding or claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus distributed in compliance with the provisions of this Agreement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Issuer in writing by or on behalf of such Manager expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus supplement shall not inure to the benefit of such Manager (or to the benefit of any person controlling such Manager) from whom the person asserting any such losses, claims, damages or liabilities purchased Notes if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus supplement is eliminated or remedied in the Prospectus and, if required by law, a copy of the Prospectus shall not have been furnished to such person at or prior to the written confirmation of the sale of such Notes to such person.

(2) Each Manager agrees [in case of non U.S. dollar denominated Notes insert: , severally and not jointly,] to indemnify the Issuer, its directors (or persons performing similar functions), officers and employees and other persons who sign the Registration Statement and each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such Manager, but only with reference to information furnished to the Issuer by or on behalf of such Manager in writing expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

(3) If any suit, action, proceeding (including any governmental investigation), claim or demand shall be brought or asserted in the United States against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time after receiving such request to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel in each jurisdiction in which local counsel might be reasonably required or desirable) for all such Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for a Manager shall be designated in writing by the Lead Manager, on behalf of the Managers, and any such separate firm for the Issuer or its directors (or persons performing similar functions), officers, employees or other persons who sign the Registration Statement and such control persons of the Issuer shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding in which it has elected to participate effected without its written consent, but if such a suit is settled with such consent or if any proceeding in which the Indemnifying Person, after having received notice thereof, shall have elected not to participate is settled with or without such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request, such request, however, having remained without reply, and
         (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified
         Person from all liability on claims that are the subject matter of such proceeding.

(4) If the indemnification provided for in this Section 11 is unavailable or insufficient to hold harmless an Indemnified Person, then the respective relevant Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of the losses, claims, damages or liabilities referred to above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Managers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Managers on the other in connection with the statements or omissions which resulted in losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Managers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or the Managers, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Person as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any action or claim which is the subject of this subsection. Notwithstanding the provisions of this subsection, no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Notes subscribed by it and distributed to the public were offered to the public exceeds the amount of any damages which the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(5) The indemnity agreements contained in this Section 11 are in addition to any liability which each Indemnifying Person may otherwise have to the Indemnified Persons referred to above.

The indemnity provisions contained in this Section 11 and the representations and warranties of the Issuer contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Manager or any person controlling any Manager or by or on behalf of the Issuer, its officers or directors (or persons performing similar functions) or any person controlling the Issuer or signing the Registration Statement and (iii) acceptance of and payment for any of the Notes.

12.      COMMISSIONS AND EXPENSES

(1) The Issuer agrees to pay to the Managers on the Closing Date total commissions of o % of the principal amount of the Notes (and any value added tax or other tax thereon) in consideration of the obligations of the Managers to purchase the Notes. Such payment will be made by means of deduction by the Lead Manager for the account of the Managers from the Issue Price.

(2) In addition to the commissions payable pursuant to subsection (1), the Issuer agrees

         (a)    to bear (together with any value added tax or other tax thereon)
                (i) the fees and expenses of its own external legal advisers, if any, (ii) the cost of obtaining any credit rating for the Notes,
                (iii) the fees and expenses of [the Registrar and] the Paying Agent[s], and (iv) all expenses in connection with the Agreements, the Disclosure Documents and any amendments or supplements thereto, (v) the expenses in connection with the issue, authentication, packaging and initial delivery of the Notes and the preparation of the Global Certificates; and

         (b) [to pay to the Lead Manager for the account of the Managers a lump sum as separately agreed between the Issuer and the Lead Manager[s] on behalf of the Managers for expenses incurred by the Managers in connection with the offering of the Notes.] [to bear (together with any value added tax or other tax thereon) all costs and expenses in connection with the services of the legal advisers to the Managers in Germany and the United States in connection with the issue and sale of the Notes.]

(3) The Issuer further agrees to pay promptly, and in any event before any penalty becomes payable, any documentary, registration or similar duty or tax payable in connection with the entry into, performance, enforcement or admissibility in evidence of any Agreement or the Notes and indemnify the Managers against any liability with respect to or resulting from any delay in paying or omission to pay any such duty or tax.

13.      TERMINATION

(1) The Lead Manager, on behalf of the Managers, may, by notice to the Issuer, terminate this Agreement upon consultation with the Issuer at any time prior to payment of the net subscription monies to the Issuer if, in the opinion of the Lead Manager, on behalf of the Managers,

         (a) circumstances are such as:

             (i) to prevent or restrict to a material extent payment for the Notes in the manner contemplated in this Agreement; or

             (ii) to prevent or restrict to a material extent settlement of transactions in the Notes in the market or otherwise; or

         (b) there shall have been:

             (i) any change in national or international political, legal, tax or regulatory conditions; or

             (ii) any calamity or emergency, which has in their view caused a substantial deterioration in the price and/or value of the Notes.

(2) Upon such notice being given, the parties to this Agreement shall (except for the liability of the Issuer under Section 12 in relation to reasonable expenses already incurred or incurred in consequence of such termination) be released and discharged from their respective obligations under this Agreement.

[in case of U.S. Dollar denominated notes insert: (3) If on the Closing Date any one of the Managers shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder, and the aggregate principal amount of Notes which such defaulting Manager or Managers agreed but failed or refused to purchase is not more than fifteen per cent. of the aggregate principal amount of the Notes, the other Managers shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule 3 bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Managers, or in such other proportions as the representative of the non-defaulting Managers, which they shall forthwith nominate to act on their behalf for the purposes of this
         Section 13(3), may specify, to purchase the Notes which such defaulting Manager or Managers agreed but failed or refused to purchase on such date. If on the Closing Date any Manager or Managers shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than fifteen per cent. of the aggregate principal amount of Notes to be purchased, and arrangements satisfactory to the representative of the non-defaulting Managers and the Issuer for the purchase of such Notes are not made within 36 hours after such default, this Agreement, unless the Issuer and the representative of the non-defaulting
         Managers have agreed otherwise, shall terminate upon prior notice to the Issuer without liability on the part of the non-defaulting
         Managers or the Issuer. In any such case each of the representative of the non-defaulting Managers, on behalf of such Managers, and the Issuer shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 13(3) shall not relieve any defaulting Manager from liability in respect of any default of such Manager under this Agreement.]

14.      NOTICES AND COMMUNICATIONS

(1) Any document or information furnished or supplied in accordance with this Agreement shall either be in the German or English language.

(2) All communications given hereunder shall be given by letter or fax, posted or delivered by hand, and shall become effective upon receipt. Any such notice or communication which would otherwise take effect after 4:00 p.m. in the place of an addressee on any particular date shall not take effect until 10:00 a.m. on the immediately succeeding business day in the place of the addressee.

(3) Subject to written notice of change of address, all communications hereunder shall be given to the following addresses:

         (a) If to the Issuer, to:

                Landeskreditbank Baden-Wurttemberg - Forderbank
                Schlossplatz 10
                76131 Karlsruhe
                Germany

                Telephone:   +49 721 150-1144 or -3916
                Fax:         +49 721 150-1280
                Attention:   Bereich Treasury / Abwicklung

         (b) If to the Managers, to:

                Telephone:   o
                Fax:         o
                Attention:   o

15.      THE SCHEDULES; SEVERABILITY

(1)      Schedules 1 to [5] form part of this Agreement.

(2) Should any provision of this Agreement be or become invalid in whole or in part, the other provisions of this Agreement shall remain in force. The invalid provision shall be deemed substituted by a valid provision, which accomplishes as far as legally possible the economic purposes of the invalid provision.

(3) Notwithstanding that this Agreement shall be governed by and construed in accordance with German law, any terms used in Section 11 reflecting terms used in U.S. federal securities laws shall be interpreted according to the meanings attributed to them in such laws.

16.      GOVERNING LAW; PLACE OF PERFORMANCE; REMEDIES CUMULATIVE

(1) This Agreement shall in all respects be governed by and construed in accordance with the laws of the Germany.

(2) Place of performance for the obligations of the Issuer shall be Karlsruhe, Germany.

17.      PLACE OF JURISDICTION

Any action or other legal proceedings arising out of or in connection with this Agreement shall be brought exclusively in the courts in Frankfurt am Main, Germany.

18.      ASSIGNMENT

(1) The Issuer may not assign its rights or transfer its obligations hereunder in whole or in part. Any purported such assignment or transfer shall be void.

(2) Each Manager may only assign or transfer its rights or obligations hereunder with the prior written consent of the Issuer.

19.      COUNTERPARTS

This Agreement is executed in o counterparts in the English language. One executed counterpart each is issued to the Issuer and to each of the Managers. Each executed counterpart shall be an original.

This Agreement has been entered into on the date stated at the beginning.

LANDESKREDITBANK BADEN-WURTTEMBERG - FORDERBANK



By:                                     By:
   ----------------------------            ----------------------------





o



By:
   ----------------------------
         o



o

o

o



By:
   ----------------------------
         o
By virtue of powers of attorney

                                                                      SCHEDULE 1
                                                                      ----------

                          TERMS AND CONDITIONS OF NOTES

                                                                SCHEDULE 2[A][B]
                                                                ----------------

                     FORM OF [EURO] [DTC] GLOBAL CERTIFICATE

                                                                    [SCHEDULE 3]
                                                                    ------------

                             [MANAGER'S COMMITMENTS]

                              [ALLOCATION OF NOTES]

                                                                    SCHEDULE [4]
                                                                    ------------

                              SELLING RESTRICTIONS

1.       General

         Each Manager agrees that it will comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers Notes or possesses or distributes the Prospectus and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and neither the Issuer nor any other Manager shall have any responsibility therefore.

2.       Germany

         Each Manager agrees not to offer or sell Notes in the Federal Republic of Germany other than in compliance with the Securities Selling Prospectus Act of Germany (Wertpapier-Verkaufsprospektgesetz) of September 9, 1998 (as amended), or any other laws applicable in the Federal Republic of Germany governing the issue, offering and sale of securities. The Manager acknowledges the fact that no selling prospectus (Verkaufsprospekt) with the meaning of the Securities Selling Prospectus Act of Germany has been or will be registered or published in the Federal Republic of Germany.

3.       United Kingdom

         Each Manager represents and agrees that:

         (i) it has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any such Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended) or the Financial Services and Markets Act 2000 (the "FSMA");

         (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

         (iii) it has complied and will comply with all applicable provisions of Part VI of the FSMA with respect to anything done by it in relation to such Notes in, from or otherwise involving the United Kingdom.

4.       Japan

         Each Manager acknowledges that the Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law"). Each Manager represents and agrees that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to other for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan except only pursuant to an exemption from the registration requirements of, and otherwise in compliance with the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

5.       France

         The Issuer and each Manager represent and agree that, in connection with their initial distribution, it has not offered or sold, and will not offer or sell, directly or indirectly, Notes to the public in France, and has not distributed or caused to be distributed to the public in France the Prospectus or any other offering material relating to the Notes, and that such offers, sales and distributions have been and shall be made in France only to (i) qualified investors (investisseurs qualifies).

                                                                    SCHEDULE [5]
                                                                    ------------

                               DOCUMENTATION LIST



1.       A certified copy of the Act Concerning Landeskreditbank
         Baden-Wurttemberg - Forderbank, as amended (Gesetz uber die Landeskreditbank Baden-Wurttemberg - Forderbank) and the Statutes (Satzung) of the Issuer.

2. A certified copy of an extract of most recent date from the Commercial Register pertaining to the Issuer, certified by such Commercial Register.

3. A list of the names, titles and specimen signatures of the persons authorized on behalf of the Issuer:

         (a)   to sign the Subscription Agreement;

         (b)   to sign the Supplemental Agency Agreement;

         (c)   to sign the Notes;

         (d) to sign all notices and other documents to be delivered in relation to the Subscription Agreement; and

         (e) to represent the Issuer and to take any action on behalf of the Issuer, in connection with the Subscription Agreement:

4. Conformed copies of the Registration Statement and copies of the Prospectus in the number reasonably requested by the Manager.



All such documents shall be in the German or English language.